DELTA APPAREL, INC. 2010 STOCK PLAN
PERFORMANCE UNIT AWARD AGREEMENT

THIS PERFORMANCE UNIT AWARD AGREEMENT (“Agreement”) is dated this ________ day of ____________, ______, by and between DELTA APPAREL, INC., a Georgia corporation (“Company”), and ______________________ (“Participant”).

WHEREAS, the Board of Directors of the Company has, pursuant to the Delta Apparel, Inc. 2010 Stock Plan (“Plan”), made an Award of the grant of Performance Units of the Company to the Participant and authorized and directed the execution and delivery of this Agreement;

NOW THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Participant hereby agree as follows. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

Section 1.	AWARD OF PERFORMANCE UNITS

In consideration of the services performed and to be performed by the Participant, the Company hereby awards to the Participant under the Plan a total of ___________ Performance Units under Section 8e of the Plan, subject to the terms and conditions set forth in this Agreement and the Plan. The value of each Performance Unit shall be determined and measured by the value of one share of stock of the Company.

Section 2.	VESTING OF UNITS BASED ON PERFORMANCE REQUIREMENTS

The Performance Unit grants are based on performance requirements. ______________ of such Performance Units shall vest for each of the Company’s 2018, 2019 and 2020 fiscal years, all upon the date that both of the following have occurred (1) the Board of Directors’ (or committee thereof, if applicable) certification in writing that the Company achieved the following performance-based goals established by the Board of Directors (or committee thereof, if applicable) on a consolidated basis and (2) the filing by the Company with the Securities and Exchange Commission of its annual report on Form 10-K for the applicable fiscal year (“PSU Vesting Date”).

Notwithstanding the above, the Participant must be employed on the PSU Vesting Date to vest in the Performance Units for that fiscal year; provided, however, if the Participant’s employment is terminated by the Company other than for Cause (as defined in the Participant’s employment agreement with the Company), subject to satisfaction of the applicable performance criteria, the full award will be made for the fiscal year in which the Participant’s employment is terminated.

The annual vested amount under this Section 2, if any, will be determined based upon the following performance criteria:

Fiscal Years 2018, 2019 and 2020 Return on Capital Employed Requirement	Granted Units Earned Based on Average Return on Capital Employed
Less than 3%	0%
3%	Minimum 20%
7%	Par 100%
12%	Maximum 120%
Greater Than 12%	Maximum 120%

Performance Unit Awards shall be prorated between the Minimum and Maximum percentages based upon actual Return on Capital Employed results. Notwithstanding the foregoing or anything to the contrary contained herein, the maximum amount that Executive may be awarded in any fiscal year pursuant to this Agreement is subject to the limitations set forth in Section 7(c) of the Plan, and Executive will forfeit any Awards in excess of such limitations in which he vests in any fiscal year as well as any related shares or cash awards to which he is otherwise entitled in connection with such excess Awards.

The Return on Capital Employed shall mean an amount calculated by dividing the sum of Delta Apparel, Inc.’s consolidated earnings before interest and tax for the applicable fiscal year by the sum of Delta Apparel, Inc.’s consolidated annual average capital employed for the applicable fiscal year.

Notwithstanding the above, occurrence of any of the following events shall cause the immediate vesting at 100% of Performance Units:

(a)	The death of the Participant;
(c)        A Change in Control.

(b)	Disability of the Participant; or

Except as otherwise set forth herein, the unvested portion of the Performance Unit Award shall be entirely forfeited by the Participant in the event that prior to vesting the Participant breaches any terms or conditions of the Plan, the Participant resigns from the Company, the Participant’s employment with the Company is terminated for reasons other than death or Disability, or any conditions imposed upon vesting are not met.

Section 3.    NON-TRANSFERABILITY OF RIGHTS

The Participant shall have no right to sell, transfer, pledge, assign or otherwise assign or hypothecate any of the Participant’s rights under this Agreement or, until the Award granted hereby covering the Performance Units shall vest, such Performance Units covered by the Award granted hereby, other than by will or the laws of descent and distribution, and such rights shall be exercisable during Participant’s lifetime only by the Participant.

Section 4.    PAYMENT UPON VESTING OF PERFORMANCE UNITS

With respect to any Performance Units that vest in connection with fiscal years 2018, 2019, or 2020 pursuant to the terms of Section 2, subject to the terms and conditions of the Plan, the Company shall, as soon as practicable following the PSU Vesting Date (but no later than March 15 of the calendar year following the calendar year that includes such vesting date), deliver to you a number of shares equal to the aggregate number of Performance Units that became vested on the PSU Vesting Date.

Upon payment by the Company, the Performance Units shall therewith be cancelled. The delivery of shares and cash awards under this Section 4 shall be subject to applicable employment and income tax withholding.

Section 5.    NO DIVIDEND OR VOTING RIGHTS

The Participant acknowledges that he or she shall be entitled to no dividend or voting rights with respect to the Performance Units.

Section 6.    WITHHOLDING TAXES; SECTION 83(b) ELECTION

(a)
No shares will be payable upon the vesting of a Performance Unit unless and until the Participant satisfies any Federal, state or local withholding tax obligation required by law to be withheld in respect of this Award. The Participant acknowledges and agrees that to satisfy any such tax obligation the Company may deduct and retain from the shares payable upon vesting of the Performance Units such number of Shares as is equal in value to the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon such vesting (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such income). The number of such shares to be deducted and retained shall be based on the closing price of the shares on the day prior to the PSU Vesting Date.

(b)
The Participant acknowledges that in the event an election under Section 83(b) of the Internal Revenue Code of 1986 is filed with respect to this Award, Participant must give a copy of the election to the Company within ten days after filing with the Internal Revenue Service.

Section 7.    ENFORCEMENT; INCORPORATION OF PLAN PROVISIONS

The participant acknowledges receipt of the Plan. The Performance Units Award evidenced hereby is made under and pursuant to the Plan, and incorporated herein by reference, and the Award is subject to all of the provisions thereof. Capitalized terms used herein without definition shall have the same meanings given such terms in the Plan. The Participant represents and warrants that he or she has read the Plan and is fully familiar with all the terms and conditions of the Plan and agrees to be bound thereby.

Section 8.    MISCELLANEOUS

(a)
No Representations or Warranties. Neither the Company nor the Committee or any of their representatives or agents has made any representations or warranties to the Participant with respect to the income tax or other consequences of the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company, the Committee or any of their representatives or agents for an assessment of such tax or other consequences.

(b)
Employment. Nothing in this Agreement or in the Plan or in the making of the Award shall confer on the Participant any right to or guarantee of continued employment with the Company or any of its Subsidiaries or in any way limit the right of the Company or any of its Subsidiaries to terminate the employment of the Participant at any time.

(c)
Investment. The Participant hereby agrees and represents that any shares payable upon vesting of the Performance Units shall be held for the Participant’s own account for investment purposes only and not with a view of resale or distribution unless the shares are registered under the Securities Act of 1933, as amended.

(d)
Necessary Acts. The Participant and the Company hereby agree to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

(e)
Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

(f)	Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

(g)
Binding Effect; Applicable Law. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, and the Participant and any heir, legatee, or legal representative of the Participant. This Agreement shall be construed, administered and enforced in accordance with and subject to the terms of the Plan and the laws of the State of Georgia.

(h)
Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

(i)	Amendment. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

DELTA APPAREL, INC.

By:

Vice President of Administration & General Counsel

PARTICIPANT